                                                Filed pursuant to Rule 424(b)(3)
                                        Registration Statement Number 333-112274

            ADDENDUM TO PROSPECTUS SUPPLEMENT DATED FEBRUARY 24, 2006

                                                          Dated: October 1, 2006

                                 STATE OF ISRAEL
                                  $400,000,000
                    FLOATING RATE LIBOR BONDS (SIXTH SERIES)

Initial Interest Rate for the Bonds purchased during the Sales Period commencing on OCTOBER 1, 2006 and terminating on OCTOBER 14, 2006 are:

4-YEAR FLOATING RATE LIBOR BOND     5.375%
10-YEAR FLOATING RATE LIBOR BOND    5.475%

These interest rates were calculated as follows:

4-YEAR FLOATING RATE LIBOR BOND:

Applicable LIBOR           +    Number of basis points set by   =   Initial Interest Rate:
for October 1-14, 2006:         State of Israel at beginning
                                of this sales period:


5.375%                          0 BASIS POINTS                      5.375%


10-YEAR FLOATING RATE LIBOR BOND:

Applicable LIBOR           +    Number of basis points set by    =  Initial Interest Rate:
for October 1-14, 2006:         State of Israel at beginning
                                of this sales period:

5.375%                          10 BASIS POINTS                     5.475%

5-YEAR FLOATING RATE LIBOR BOND IS NOT AVAILABLE DURING THIS SALES PERIOD.

Applicable LIBOR is then adjusted two banking days prior to June 1 and December 1 during the term of the bonds. To ensure purchase of a Bond at such interest rate, all required subscription documents must be received in a form acceptable to Israel and the full purchase price must be accepted by OCTOBER 10, 2006.